United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

June 7, 2016

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of registrant as specified in its charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of PCS Edventures!.com, Inc. (the “Company”) has accepted the resignation of Russelee Horsburgh as Vice President and Treasurer of the Company. Russelee will remain an employee of PCS Edventures!.com, Inc. focused on financial analysis, reporting, and supporting the new incoming Vice President and Treasurer. There were no disagreements between the Company and Mrs. Horsburgh regarding her resignation and transition to this new role.

The Company intends to appoint Michael Bledsoe to the Vice President and Treasurer position on July 1, 2016.

On June 8, 2016, we appointed Michael Bledsoe as an uncompensated Director to our Board of Directors.

Michael Bledsoe has no family relationships with anyone at PCS.

Michael Beldsoe is 50 years of age. He has over 27 years of experience in the investment industry which includes managing institutional equity and fixed income portfolios, conducting asset allocation studies and developing investment policy for pension plan sponsors and foundations, and reporting to various Boards and Investment Committees. He is currently employed at D.A. Davidson as a Senior Vice President and Portfolio Manager, a position he has held for the past 18 years. Prior to that, Mr. Bledsoe held the positions of Vice President and Portfolio Manager at U.S. Bank, Portfolio Manager at D.B. Fitzpatrick, and Investment Consultant at Dorn, Helliesen & Cottle. Also, he was an adjunct faculty member at Boise State where he taught classes in personal investing. He received a BBA in Quantitative Management with an emphasis in Finance from Boise State University in 1989, and an MBA from Boise State University. He has been a CFA Charter holder since 1994.

On June 8, 2016, we appointed Robert Grover as an uncompensated Director to our Board of Directors.

Robert Grover has family relationships in PCS with Heidi Grover, spouse, who is the Director of Development and with Dahlton Grover, daughter, Channel Partner Development.

Robert Grover is 53 years of age. He has spent the last 28 years with PCS working in the field of education designing, developing, and creating learning programs and services intended to facilitate student-centered, experiential learning. Mr. Grover has extensive experience in STEM education and has worked closely with a variety of organizations to design, implement, and study successful, hands-on STEM programs including the United States Department of Education, the National Science Foundation, the Boys and Girls Clubs of America, the YMCA, the US Army, the US Air Force, NASA, Boise State University, Idaho State University, SECME, the Kingdom of Saudi Arabia, and many others.

A Merit Scholar, Mr. Grover attended Michigan State University for course work in Astrophysics, Philosophy, Computer Science, and Religious Studies; he attended the University of Idaho for additional coursework in History, Religious Studies, and Philosophy; and graduated with a B.A. in English, Creative Writing and an A.A.S in Management from Boise State University in 1988.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated: 06/13/2016	By:	/s/ Todd R. Hackett
Todd R. Hackett
CEO & Chairman of the Board of Directors

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